Exbibit 23.1

Consent of Independent Registered Public Accounting Firm

Urban One, Inc.
Silver Spring, Maryland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2021, relating to the consolidated financial statements and schedules of Urban One, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
McLean, Virginia

June 11,  2021